Exhibit 23.1

Consent of Elliott Davis, LLC

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
BankGreenville Financial Corporation

We consent to the incorporation by reference into this Registration Statement on Form S-8 filed by BankGreenville Financial Corporation in connection with registration of shares of its common stock reserved for issuance upon exercise of options pursuant to the BankGreenville Financial Corporation 2006 Stock Incentive Plan of our Report dated February 17, 2006, which is included in the BankGreenville Financial Corporation annual report on Form 10-KSB for the year ended December 31, 2005. We also consent to reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

                          /s/ Elliott Davis, LLC

Elliott Davis, LLC
Greenville, South Carolina
November 15, 2006